HERCULES AND BETZDEARBORN ANNOUNCE
                     EUROPEAN COMMISSION APPROVAL OF MERGER




WILMINGTON, DE and TREVOSE, PA, October 5, 1998 - Hercules Incorporated (NYSE:
HPC) and BetzDearborn Inc. (NYSE: BTL) announced today that the Commission of the European Communities has cleared the proposed merger transaction involving Hercules and BetzDearborn. In addition, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act occurred on September 23, 1998. Consummation of the merger also requires approval by BetzDearborn shareholders and satisfaction or waiver of other conditions to the merger set forth in the Hercules/BetzDearborn merger agreement. A meeting of the shareholders of BetzDearborn Inc. is scheduled for October 8, 1998. Hercules and BetzDearborn currently intend for the closing of the merger to be on October 15, 1998.

This news release contains forward-looking statements and notice is included here to provide safe harbor under the Private Securities Litigation Reform Act of 1995.



HERCULES:
Media Contact: Claire LaMar Carey (302) 594-6030, ccarey@herc.com Investor Contact: Bob Gallant (302) 594-5254, rgallant@herc.com

BETZDEARBORN:
Media Contact:  R. J. Palangio (215) 953-2417
Investor Contact:  W. T. Drury (215) 953-2355